Exhibit 99.1

IT Tech Packaging, Inc. Anticipates to Announce Financial Results for First
Quarter Fiscal Year 2021 on May 11, 2021

Company to Host Earnings Conference Call on Wednesday, May 12, 2021, at 8:00 am ET

BAODING, China, May 3, 2021 /PRNewswire/ -- IT Tech Packaging, Inc. (NYSE MKT: ITP) (“IT Tech Packaging” or the “Company”), a leading manufacturer and distributor of diversified paper products in North China, today announced that the Company anticipates to file its quarterly report on Form 10-Q for the quarter ended March 31, 2021 with the Securities and Exchange Commission and to release its first quarter earnings after the market closes on Tuesday, May 11, 2021. The Company will host a conference call to discuss its first quarter fiscal year 2021 financial results at 8:00 am US Eastern Time (8:00 PM Beijing/Hong Kong Time) on Wednesday, May 12, 2021.

First Quarter Fiscal Year 2021 Selected Financial Highlights (Unaudited and Preliminary)

	For the Three Months Ended March 31,
	2021	2020	% Change
Total Revenue ($M)	$24.2	$8.7	176.9%

Paper Products:

Sales volume (tonnes)
Regular Corrugating Medium Paper (“CMP”)*	33,626	13,788	143.9%
Light-Weight CMP**	7,670	4,889	56.9%
Tissue Paper Products***	1,120	1,185	-5.5%
Offset Printing Paper	3,142	0	N/A

Average selling price ($/tonne)
Regular Corrugating Medium Paper (“CMP”)*	$504	$415	21.6%
Light-Weight CMP**	$489	$412	18.6%
Tissue Paper Products***	$1,117	$849	31.6%
Offset Printing Paper	$673	$0	N/A

Face Masks:

Sales volume (pieces)	3,836,000	N/A	N/A
Average selling price ($/piece)	$0.03	N/A	N/A

Gross profit ($M)	$1.8	$(0.2)	1178.8%
Income (loss) from operations ($M)	$(0.7)	$(2.9)	74.7%
Net income (loss) ($M)	$(4.3)	$(2.4)	-78.1%
Diluted earnings (loss) per share ($)	$(0.12)	$(0.11)	-8.6%

*	Products from PM6
**	Products from PM1
***	Products from PM8 and PM9

“Our revenues and profitability continued improving for the first quarter fiscal year 2021. Total revenue were $24.2 million with a 176.9% year-over-year increase, resulted from 129.4% growth of overall sales volume and a 20.7% increase in average selling prices over all categories of products,” said Mr. Zhengyong Liu, Chairman and Chief Executive Officer of IT Tech Packaging Inc. “With 1178.8% growth in overall gross profit, our margins and profitability substantially improved in the first quarter fiscal year 2021 thanks to continued increase in sales volume and average selling prices for all products as well as decreases in operating expenses. The stabilization of order trend in recent months gives us reasons to be optimistic to a stable growth of our earnings in the year 2021. “

Earnings Conference Call

The Company’s management will host a conference call to discuss its first quarter fiscal year 2021 financial results at 8:00 am US Eastern Time (8:00 PM Beijing/Hong Kong Time) on Wednesday, May 12, 2021. To attend the conference call, please use the information below.

Conference Topic: IT Tech Packaging Inc. First Quarter Fiscal Year 2021 Earnings Conference Call and Webcast

Date of call: May 12, 2021

Time of call: 8:00 AM US Eastern Time (8:00 PM Beijing/Hong Kong Time)

Conference ID: 8863957

To attend the conference call, please register in advance of the conference using the link: http://apac.directeventreg.com/registration/event/8863957 to complete the online registration at least 15 minutes prior to the start of the call. Upon registering, the conference access information including participant dial-in numbers, a Direct Event passcode and a registrant ID will be provided to you via an email.

This conference call will be broadcast live on the Internet and can be accessed by all interested parties at https://edge.media-server.com/mmc/p/4vc6vupv. Please access the link at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

A playback will be available through 11:00 am ET on May 12, 2021 to 9:59 am ET on May 20, 2021. To listen, please dial+1-855-452-5696 if calling from the United States, or +61-281-990-299 if calling internationally. Use the conference ID 8863957 to access the replay.

About IT Tech Packaging, Inc.

Founded in 1996, IT Tech Packaging, Inc. is a leading manufacturer and distributor of diversified paper products in North China. Using recycled paper as its primary raw material (with the exception of its tissue paper products), ITP produces and distributes three categories of paper products: corrugating medium paper, offset printing paper and tissue paper products. With production based in Baoding and Xingtai in North China’s Hebei Province, ITP is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country. ITP has been listed on the NYSE AMERICAN since December 2009.

Safe Harbor Statements

This press release may contain forward-looking statements. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company’s public filings with the Securities and Exchange Commission, including the Company’s latest annual report on Form 10-K. All information provided in this press release speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

For more information, please contact:

At the Company Email: ir@itpackaging.cn

Tel: +86 0312 8698215

Investor Relations:
Janice Wang

EverGreen Consulting Inc.
Email: ir@changqingconsulting.com

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